Exhibit 23.1
PWC Consent.
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-139503) and the Registration Statement on Form S-8 (No. 333-130367) of Somaxon Pharmaceuticals, Inc. of our report dated March 12, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
San Diego, California
March 12, 2008